Exhibit 99.5



                                OFFICEMAX, INC.
                         AMENDMENT TO RIGHTS AGREEMENT

               FIRST AMENDMENT dated as of July 13, 2003 (this "Amendment") to the Rights Agreement (the "Rights Agreement") dated as of March 17, 2000 between OfficeMax, Inc., an Ohio corporation (the "Company"), and EquiServe, Trust Company, N.A. (formerly known as First Chicago Trust Company of New York), a New York trust company, as rights agent (the "Rights Agent"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to such terms in the Rights Agreement.


          WHEREAS the Company, Boise Cascade Corporation, a Delaware corporation ("PARENT"), and Challis Corporation, an Ohio corporation and a direct wholly owned subsidiary of Parent ("Sub"), have proposed to enter into an Agreement and Plan of Merger to be dated the date hereof (the "Merger Agreement");

          WHEREAS the Company desires to amend the Rights Agreement to render the Rights inapplicable to the Merger (as defined in the Merger Agreement), the shareholder agreement between Parent and Michael Feuer and the other transactions contemplated by the Merger Agreement;

          WHEREAS the Company deems this Amendment to the Rights Agreement to be necessary and desirable and in the best interests of the holders of the Rights and has duly approved this Amendment; and

          WHEREAS Section 26 of the Rights Agreement permits the Company at any time before any person becomes an Acquiring Person to amend the Rights Agreement in the manner provided herein.

          NOW, THEREFORE, the Company amends the Rights Agreement as follows:


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          Section 1. Amendment to Section 3(b). Section 3(b) of the Rights
Agreement is hereby amended to add the following text at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary, neither Parent nor any of its Affiliates or Associates shall become an Acquiring Person, either individually or collectively, no Distribution Date or Business Combination shall occur, no Rights shall separate from the Common Shares or otherwise become exercisable and no adjustment shall be made pursuant to Sections 11 or 12, in each case solely by virtue of (i) the announcement of the Merger, (ii) the acquisition of Common Shares pursuant to the Merger or the Merger Agreement, (iii) the execution of the Merger Agreement or the Voting Agreement or (iv) the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

               "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of July 13, 2003, among the Company, Parent and Challis Corporation, an Ohio corporation and a direct wholly owned subsidiary of Parent, as the same may be amended from time to time in accordance with its terms;

               "Merger" shall have the meaning assigned to such term in the Merger Agreement;

               "Parent" shall mean Boise Cascade Corporation, a Delaware corporation; and

               "Voting Agreement" shall mean the Shareholder Agreement dated as of July 13, 2003 between Parent and Michael Feuer.

          Section 2. AMENDMENTS TO SECTION 7(a). Section 7(a) of the Rights Agreement is amended by deleting the text: "the Close of Business on the 10th anniversary of the date of this Rights Agreement (the Close of Business on such date being the "Expiration Date")" and substituting in its place the following text: "(A) the Close of Business on the 10th anniversary of the date of this Rights Agreement and (B) immediately prior to the Effective Time of the Merger (as defined in the Merger Agreement) (the earlier of such times being the "Expiration Date")".


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          Section 3. FULL FORCE AND EFFECT. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

          Section 4. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio applicable to contracts to be made and performed entirely within such State.

          Section 5. COUNTERPARTS. This Amendment may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the day and year first above written.


OFFICEMAX, INC.


By: /s/ Ross H. Pollock
    ----------------------------
    Name:  Ross H. Pollock
    Title: Secretary




Acknowledged and Approved by:

EQUISERVE, TRUST COMPANY, N.A.
as Rights Agent


By:
    ----------------------------
    Name:
    Title: